Exhibit 99
                                                               Form of Agreement

                                    AGREEMENT

      AGREEMENT between CONOLOG CORPORATION, a Delaware corporation, having an address at 5 Columbia Road, Somerville, New Jersey, 08876 (the "Company"), and ______________________________________________________________, having an address at ____________________________________________________________ (the
"Payee"), dated as of the ____ day of _______, 2001.

      WHEREAS, the Company desires to sell the Payee a convertible debenture of the Company, and the Payee is willing to purchase such convertible debenture on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, it is hereby agreed as follows:

      1. Sale of Debenture. In consideration of $_______, the Company hereby sells to Payee a convertible debenture of the Company in the form and having the terms and conditions set forth in Exhibit A attached hereto in the principal amount of $_______ (the "Convertible Debenture").

      2. Registration of Shares Being Acquired. (a) On or before __________, 2001, the Company will use its best efforts to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering the _______ shares of common stock into which the Convertible Debenture is convertible (collectively, the "Conversion Shares"). The Company will use its best efforts to have the Registration Statement declared effective as soon as possible after the filing thereof, and to keep the Registration Statement current and effective for a period of one year or until such earlier date as all of the Conversion Shares registered pursuant to the Registration Statement shall have been sold or otherwise transferred.

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      (b) The Company shall supply prospectuses and such other documents as the
Payee may request in order to facilitate the public sale or other disposition of the Conversion Shares, use its best efforts to register and qualify any of the Conversion Shares for sale in such states as the Payee designates provided that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or execute a general consent to service of process in any jurisdiction in any action and do any and all other acts and things which may be reasonably necessary or desirable to enable the Payee to consummate the public sale or other disposition of the Conversion Shares. The Payee will pay its own legal fees and expenses and any underwriting discounts and commissions on the Conversion Shares sold by the Payee but shall not be responsible for any other expenses of such registration.

      (c) The Company will notify the Payee immediately, and confirm the notice in writing: i) when the Registration Statement or any post-effective amendment thereto becomes effective, and ii) of the receipt of any comments or communications from the Commission regarding the Registration Statement (and shall furnish copies of same to the Payee) or of the receipt of any stop order or of the initiation, or to the best of the Company's knowledge, the threatening, of any proceedings for that purpose.

      (d) If at any time when a prospectus relating to the Conversion Shares is required to be delivered under the Securities Act of 1933, as amended (the "Act"), any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Payee, the Registration Statement as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if, in the reasonable opinion of either such counsel, it is necessary at any time to


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

amend the Prospectus to comply with the Act, the Company will notify the Payee promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act and will furnish the Payee copies thereof.

      3. Indemnification. (a) Whenever pursuant to this Agreement or the Convertible Debenture a registration statement is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless the Payee (hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any and all losses, claims, damages, expenses or liabilities, joint or several, to which the Distributing Holder, any such control ling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of or are based upon any violation or alleged violation by the Company of the Act, the Securities and Exchange Act of 1934, as amended, any other applicable securities law, or any rule or regulation thereunder relating to the offer or sale of the Conversion Shares; and will reimburse the Distributing Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, expense, liability or action, provided, however, that the Company will not be liable in any


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

such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder, for use in the preparation thereof.

      (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages, expenses, or liabilities, joint and several, to which the Company or any such director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, expenses, or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, expense, liability, or action.


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

      (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action.

      (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless i) the employment thereof at the indemnifying party's expense has been specifically authorized by the indemnifying party in writing, ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in


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

writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (plus separate local counsel, if retained by the indemnified party) at any time for all such indemnified parties.

      (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement is for money damages only and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      4. Shares to be Fully Paid; Reservation of Shares; Etc. The Company covenants and agrees that the Conversion Shares, Preferred Stock as defined in the Convertible Debenture and all shares of common stock which may be issued pursuant to the terms of the Preferred Stock will, upon issuance, be duly and validly issued, fully paid and nonassessable. The Company further covenants and agrees that, so long as the Convertible Debenture is outstanding, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the conversion of the Convertible Debenture and the Preferred Stock and that it will have authorized and reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Convertible Debenture and the Preferred Stock. The Company agrees to use its best efforts to cause all Conversion Shares to be listed on Nasdaq and each securities exchange, if any, on which similar securities issued by the Company are then listed.


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

      5. Representations and Warranties of the Payee. The Payee hereby represents and warrants to the Company as follows:

            (a) The Payee has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of the Payee.

            (b) No authorization or approval of, or filing with, or compliance with any applicable order, judgment, decree, statute, rule or regulation of, any court or governmental authority, or approval, consent, release or action of any third party, is required in connection with the execution and delivery by the Payee of, or the performance or satisfaction of any agreement of the Payee contained in or contemplated by, this Agreement.

            (c) The Payee acknowledges that it and its purchaser representative, if any, have received and reviewed all publicly filed documents concerning the Company and has had an opportunity to meet with and ask questions of the management of the Company.

            (d) The Payee and each of its shareholders is an accredited investor within the meaning of Rule 501 of the Commission under the Securities Act, provided, however, if Payee is not an accredited investor, Payee has designated a purchaser representative, within the meaning of Rule 501 of the Commission under the Securities Act, and he and his purchaser representative together have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Company, provided, however, if Payee is not an accredited investor and Payee has not designated a purchaser representative, Payee has such knowledge and experience in financial and business matters that Payee is capable of evaluating the merits and risks of an investment in the Company. Furthermore, Payee has the financial ability to bear the economic risk of its or his investment, can afford to sustain a complete loss of such investment and has adequate means of providing for its or his current needs and personal contingencies, and has no need for liquidity in its or his investment in the Company; and the amount invested in the Company by the Payee does not constitute a substantial portion of its or his net worth.


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

            (e) The Payee is acquiring the Convertible Debenture for investment and not with a view to the sale or distribution thereof, for its own account and not on behalf of others and has not granted any other person any right or option or any participation or beneficial interest in any of the securities. The Payee acknowledges its understanding that the Convertible Debenture, the Conversion Shares and any Preferred Stock issued pursuant to the Convertible Debenture constitute restricted securities within the meaning of Rule 144 of the Commission under the Act, and that none of such securities may be sold except pursuant to an effective registration statement under the Act or in a transaction exempt from registration under the Act, and acknowledges that it understands the meaning and effect of such restriction. The Payee and/or the Payee's purchaser representative has sufficient knowledge and experience in financial and business matters so that it is capable of evaluating the risks and merits of the purchase of the Convertible Debenture and the Conversion Shares. The Payee is aware that no Federal or state regulatory agency or authority has passed upon the sale of the Convertible Debenture or the Conversion Shares or any of the terms of the Preferred Stock or the terms of the sale or the accuracy or adequacy of any material provided to the Payee and that the price of the Conversion Shares was negotiated between the Payee and the Company and does not necessarily bear any relationship to the underlying assets or value of the Company and that the terms of the Convertible Debenture was negotiated between the Payee and the Company and does not necessarily bear any relationship to the underlying assets or value of the Company. THE PAYEE UNDERSTANDS THAT AN INVESTMENT IN THE SECURITIES BEING PURCHASED BY IT INVOLVES A HIGH DEGREE OF RISK.

            (f) THE PAYEE UNDERSTANDS THAT IN CONNECTION WITH ITS EVALUATION OF THE COMPANY, THE PAYEE MAY HAVE BEEN PROVIDED WITH ACCESS TO CERTAIN INFORMATION CONCERNING THE COMPANY WHICH HAS NOT


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

BEEN PUBLICLY DISCLOSED. THE PAYEE FURTHER UNDERSTANDS THAT ANY TRADING BY IT IN SECURITIES OF THE COMPANY USING NON-PUBLIC INFORMATION COULD CONSTITUTE A VIOLATION OF FEDERAL AND STATE SECURITIES LAWS AND/OR OTHER LAWS AND MAY SUBJECT IT TO CRIMINAL AND/OR CIVIL PENALTIES AND LIABILITY. In view of the foregoing, the Payee agrees not to i) purchase or sell, including a short sale, any of the Company's securities or rights to purchase or sell such securities as long as the Payee is in possession of material non-public information or ii) disclose any non-public information to any other person.

            (g) There is no finder's fee or brokerage commission payable with respect to the purchase by the Payee of the Convertible Debentures or the consummation of the transactions contemplated by this Agreement and the Payee agrees to indemnify and hold harmless the Company from and against any and all cost, damage, liability or expense (including fees and expenses of counsel) arising out of or relating to claims for such fees or commissions, except to the extent that any such fees or commissions have been directly incurred by the Company.

      6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Payee as follows:

            (a) The Company has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of the Company. This Agreement has been duly authorized by all necessary corporate action, including, without limitation, Board of Directors approval, and no other corporate approval, including, without limitation, approval by the shareholders of the Company, is required in connection therewith.


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

            (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power, legal right and authority to conduct its business and own, lease and operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated.

            (c) The Company is not in violation of, breach of or default under, and no event (including, without limitation, execution of and consummation of the transactions provided for in this Agreement) has occurred which with the passage of time or notice from or action by any party thereto or otherwise could result in a violation of or default under its certificate of incorporation or by-laws, any indenture, mortgage, security, loan, lease or other material agreement to which the Company is a party or by which it is bound or result in the creation, imposition or acceleration of any material lien of any nature in favor of any other person. The par value of the shares of Common Stock of the Company is $.01 per share.

            (d) No representation, warranty or statement, written or oral, made by the Company in this Agreement or in any schedule, exhibit, certificate or other document furnished or to be furnished to the Payee, including any and all documents filed with the Securities and Exchange Commission within the past 12 months, pursuant hereto or otherwise, in connection with the transactions contemplated hereby, has contained, contains or will contain at the closing date any untrue statement of a material fact or has omitted, omits or will omit at the closing date a material fact required to be stated therein or necessary to make the statements contained therein not misleading. Without limiting the generality of the foregoing, the Company is current in all filings required under the Exchange Act.


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

            (e) There is no finder's fee or brokerage commission payable with respect to the sale by the Company of the Convertible Debenture or the consummation of the transactions contemplated by this Agreement and the Company agrees to indemnify and hold harmless the Payee from and against any and all cost, damage, liability or expense (including fees and expenses of counsel) arising out of or relating to claims for such fees or commissions, except to the extent that any such fees or commissions have been directly incurred by the Payee.

      7. Agreement of the Payee Concerning Voting. While the Payee holds any Conversion Shares, it agrees to vote such shares in the same manner and proportion as the other shareholders of the Company (e.g., if a shareholder vote on a proposal is required and, of the votes cast, 60% vote for, and 40% vote against the proposal, the Conversion Shares will be voted 60% for, and 40% against the proposal).

      8. Further Assurances. From and after the date of this Agreement and the date of Closing, each party hereto shall from time to time, at the request of the other party and without further consideration, do, execute and deliver, or cause to be done, executed and delivered, all such further acts, things and instruments as may be reasonably requested or required more effectively to evidence and give effect to the transactions provided for in this Agreement.

      9. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered against receipt or if mailed by first class registered or certified mail return receipt requested, addressed to the parties at their respective addresses set forth on the first page of this Agreement, with copies to their respective counsel, Milberg Weiss Bershad Hynes & Lerach LLP, Att: Arnold N. Bressler, Esq., One Pennsylvania Plaza, New York, New York 10119, in the case of the Company, and Baker Breverman Barbadoro PC, 50 Braintree Hill Park, Braintree, Massachusetts


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

02184, in the case of the Payee, or to such other person or address as may be designated by like notice hereunder.

      10. Parties in Interest. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns, but no other person shall acquire or have any rights under this Agreement.

      11. Entire Agreement; Modification; Waiver. This Agreement (as below defined) contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations and understandings, if any, and there are no agreements, representations or warranties other than those set forth, provided for or referred to herein. All exhibits and schedules to this Agreement are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein, in any of such writings or elsewhere shall be deemed to refer to and include all such writings. Neither this Agreement nor any provisions hereof may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. Any party may extend the time for or waive performance of any obligation of any other party or waive any inaccuracies in the representations or warranties of any other party or compliance by any other party with any of the provisions of this Agreement. No waiver of any such provisions or of any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provisions, breach or default, nor shall any such waiver constitute a continuing waiver.

      12. Interpretation. (a) This Agreement shall be governed and construed and enforced in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed exclusively in that State without giving effect to the principles of conflict of laws.


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

            (b) All pronouns and words used in this Agreement shall be read in the appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and the singular shall include the plural and vice versa, as the circumstances may require.

      13. Headings; Counterparts. The article and section headings in this Agreement are for reference purposes only and shall not define, limit or affect the meaning or interpretation of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.


                                        CONOLOG CORPORATION


                                        By:_________________________________
                                                    Marc R. Benou
                                                    President


                                        PAYEE

                                        _____________________________________


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

                                                                       Exhibit A

          THIS CONVERTIBLE DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION THEREUNDER EXCEPT IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                    $_______

                               CONOLOG CORPORATION

                   CONVERTIBLE DEBENTURE DUE __________, 2002
                            [ONE YEAR AFTER ISSUANCE]


      FOR VALUE RECEIVED, the undersigned, CONOLOG CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Payor"), with its principal business address at 5 Columbia Road, Somerville, New Jersey 08876, hereby promises to pay to the order of _________________________________ (the "Payee"), with its principal business address at _______________________________ , the principal amount of
______________________ DOLLARS ($______) on __________, 2002, one year after issuance (the "Maturity Date"), plus interest at the rate of 8% per annum on the unpaid principal balance, such interest to be paid on the Maturity Date, together with the repayment of the principal balance and with all charges, amounts, sums and interest which have accrued and have not been paid. All payments to be made pursuant to this Debenture shall be made in such coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts. All such payments shall be made by electronic funds wire transfer in accordance with the wire transfer instructions submitted by Payee as the first payment method option; however, Payee may designate that payments may be made by bank or certified check, at the offices of the Payee set forth above or such other place as the Payee shall designate in writing to the Payor.

      1. Repayment Option; The Preferred Stock. At maturity, the Payor will have the option to repay the Debenture, together with all accrued interest thereon, by issuing a new Series C Preferred Stock (the "Preferred Stock"). For purposes of such repayment, the shares of Preferred Stock shall be valued at $5.00 per share. As more particularly described in Exhibit A hereto, the Preferred Stock will be non-voting and will carry a cumulative dividend of 8% per annum, which may be payable by the issuance of additional shares of Series C Preferred Stock valued at $5.00 per share. The Preferred Stock will be convertible into common stock of the Payor (the "Common Stock") at the rate of one share of Common Stock for each share of Preferred Stock. The Preferred Stock will carry a liquidating preference of $5.00 per share.

2. Conversion.

      2.1 Right to Convert. The Payee shall have the right, one or more times at its option, at any time and from time to time, to convert the principal amount of this Debenture, or any portion of such principal which is at least ______ ($______), into that number of fully-paid and nonassessable shares of Common Stock, obtained by dividing the principal amount of the Debenture or portion thereof surrendered for conversion by the conversion price of $ ____ per share, subject to adjustment pursuant to Section 2.4 (the "Conversion Shares").

      2.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conver sion; No Adjustment for Interest or Dividends. In order to exercise the conversion privilege, the Payee shall surrender this Debenture to the Payor and shall give written notice of conversion in the form provided herein to the Payor that the Payee elects to convert this Debenture or the portion thereof specified in said notice.

      As promptly as practicable (but not more than two days) after the surrender of this Debenture and the receipt of such notice as aforesaid, the Payor shall issue and shall deliver to the Payee or designee, by overnight mail or by hand, a certificate or certificates for the number of full shares issuable upon the conversion of such Debenture or portion thereof in accordance with the provisions of this Debenture and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion as provided in Section 2.3 of this Debenture. In each case this Debenture shall be surrendered for partial conversion, the Payor shall also promptly execute and deliver to the Payee a new Debenture or Debentures in an aggregate principal amount equal to the unconverted portions of the surrendered Debenture. In the event the registration statement referred to in Section 4 hereof shall have theretofore been declared effective by the Securities and Exchange Commission (the "SEC"), all certificates representing shares of Common Stock issued upon conversion of this Debenture shall be free of any restrictive legend thereon.

      Each conversion shall be deemed to have been effected on the date on which this Debenture shall have been surrendered and such notice shall have been received by the Payor, as aforesaid, and the Payee shall be deemed to have become on said date the holder of record of the shares issuable upon such conversion; provided, however, that any such surrender on any date when the stock transfer books of the Payor shall be closed shall constitute the Payee as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open.

      No adjustment of the number of shares to be issued upon conversion shall be made for interest accrued on this Debenture prior to the date it is surrendered or for dividends on any shares issued upon the conversion of this Debenture prior to the date it is surrendered. Upon conversion of this Debenture, the Payor's obligation with respect to accrued interest shall be discharged in full.


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

      2.3 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of this Debenture. If any fractional shares of stock would be issuable upon the conversion of this Debenture, the Payor shall make a payout therefor in cash at the current market value thereof. The current market value of a share of Common Stock shall be the closing price of the day (which is not a legal holiday) immediately preceding the day on which this Debenture (or specified portions thereof) is deemed to have been converted and such closing price shall be determined as provided in subsection (c) of Section 2.4.

      2.4 Adjustment of Conversion Price. The conversion price shall be adjusted from time to time as follows:

      (a) Dividends, Etc. In case the Payor shall on any one or more occasions after the date of this Debenture (i) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide its outstanding Common Stock, or (iii) combine its outstanding Common Stock into a smaller number of shares, the conversion price in effect immediately prior thereto shall be adjusted so that the holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Payor which he would have owned or have been entitled to receive after the happening of any of the events described above had this Debenture been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection
(a) shall become effective immediately after the record date.

      (b) Other Distributions. The purpose of this subsection is to provide a means to reduce the Payee's conversion price in the event the assets of the Payor are materially diluted through distributions to the Common Stockholders and/or any other security holder of Payor. In case the Payor shall distribute to all holders of its Common Stock evidence of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Payor) or subscription rights or warrants, then in each such case the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (as defined in subsection (c) of this Section 2.4) of the Common Stock on the record date as set forth below less the then fair market value (as determined in good faith by the Board of Directors) of the portion of the assets or evidences of indebtedness so distributed applicable or of such rights or warrants to one (1) share of Common Stock, and the denominator shall be the current market price per share (as defined in subsection (c) below) of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

      (c) Conversion Price Adjustment. For the purpose of any computation under this Section 2.4, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the thirty consecutive trading days commencing thirty-five trading days before the day in question. The closing price for each day shall be (i) the last sale price of the Common Stock on Nasdaq or, if no sale occurred on such date, the closing bid price of the Common Stock on Nasdaq on such date or (ii) if the Common Stock shall be listed or admitted for trading on the New York or American Stock Exchange or any successor exchange, the last sale price, or if no sale occurred on such date, the closing bid price of the Common Stock on such exchange, or (iii) if the Common Stock shall not be included on Nasdaq or listed on any such exchange, the closing bid quotation for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If none of the conditions set forth above is met, the closing price of Common Stock on any day or the average of such closing prices for any period shall be the fair market value of Common Stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Board of Directors, provided such firm shall be reasonably acceptable to Payee.

      (d) No Nominal Adjustments. No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least two percent (2%) in such price; provided, however, that any adjustments which by reason of this subsection (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.

      (e) Conversion Price Adjustment Notice. Whenever the conversion price is adjusted, as herein provided, the Payor shall prepare a notice of such adjustment of the conversion price setting forth the adjusted conversion price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the conversion price to the Payee promptly.

      2.5 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of this Debenture (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Payor is a party other than a consolidation or merger in which the Payor is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock, or (iii) any sale or conveyance of the properties and assets of the Payor as, or substantially as, an entirety to any other corporation; then this Debenture shall be convertible into the kind and amount of shares of stock and other securities or property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of this Debenture immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers and sales.

      2.6 Reservation of Shares; Shares to be Fully Paid. As of the date hereof, the Payor has reserved, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares to provide for the conversion of this Debenture. Before taking any action which would cause an adjustment reducing the conversion price below the then par value, if any, of the shares of Common Stock issuable upon conversion of this Debenture, the Payor shall promptly take all corporate action which may be necessary in order that the Payor may validly and legally issue shares of such Common Stock at such adjusted conversion price. The Payor covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable.

      2.7 Notice to Payee Prior to Certain Actions. In case:

      (a) the Payor shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

      (b) the Payor shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

      (c) of any reclassification of the Common Stock of the Payor (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or, of any consolidation or merger to which the Payor is a party and for which approval of any shareholders of the Payor is required, or of the sale or transfer of all or substantially all of the assets of the Payor; or

      (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Payor;

the Payor shall give notice to the Payee in accordance with this Debenture, as promptly as possible but in any event at least thirty days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

      3. Preferred Stock Registration Rights.

      3.1 Piggyback Registration Rights. During the period commencing on the issuance of any Conversion Shares to the Payee and ending on the second anniversary thereof (the "Registration Period"), the Payor shall advise the Payee by written notice at least 30 days prior to the filing of any new registration statement or post-effective amendment thereto under the Securities Act of 1933, as amended (the "Act") covering any securities of the Payor, for its own account or for the account of others (other than a registration statement on Form S-4 or S-8 or any successor forms thereto), and will include in any such post-effective amendment or registration statement, such information as may be required to permit a public offering of the Conversion Shares (the "Registrable Securities"). The Payor shall supply prospectuses and such other documents as the Payee may request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as the Payee designates provided that the Payor shall not be required to qualify as a foreign corporation or a dealer in securities or execute a general consent to service of process in any jurisdiction in any action and do any and all other acts and things which may be reasonably necessary or desirable to enable the Payee to consummate the public sale or other disposition of the Registrable Securities. The Payor shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration to include such securities in such underwritten offering on the same terms and conditions as any similar securities of the Payor included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering advises the Payee that the total amount of securities which it intends to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be offered for the account of the Payee shall be eliminated, reduced, or limited to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, if any, recommended by such managing underwriter or underwriters. The Payee will pay its own legal fees and expenses and any underwriting discounts and commissions on the securities sold by the Payee but shall not be responsible for any other expenses of such registration.

      3.2 Demand Registration Rights. If the Payee shall give notice to the Payor at any time during the Registration Period to the effect that the Payee desires to register under the Act any of its Conversion Shares under such circumstances that a public distribution (within the meaning of the Act) of any such securities will be involved, then the Payor will promptly, but no later than 60 days after receipt of such notice, file a post-effective amendment to a then current registration statement or a new registration statement pursuant to the Act, to the end that such Conversion Shares may be publicly sold under the Act as promptly as practicable thereafter and the Payor will use its best efforts to cause such registration to become and remain effective for a period of 120 days (including the taking of such steps as are reasonably necessary to obtain the removal of any stop order); provided that the Payee shall furnish the Payor with appropriate information in connection therewith as the Payor may reasonably request in writing. The Payee may, at its option, request the filing of a post-effective amendment to a then current registration statement or a new registration statement under the Act with respect to the Registrable Securities on only two occasions during the Registration Period. All costs and expenses of such post-effective amendment or new registration statement shall be borne by the Payor, except that the Payee shall bear the fees of its own counsel and any underwriting discounts or commissions applicable to any of the securities sold by it.

      The Payor shall be entitled to postpone the filing of any registration statement pursuant to this subsection (b) otherwise required to be prepared and filed by it if (i) the Payor is engaged in a material acquisition, reorganization, or divestiture, (ii) the Payor is currently engaged in a self tender or exchange offer and the filing of a registration statement would cause a violation of Regulation M or any other Rule under the Securities Exchange Act of 1934, (iii) the Payor is engaged in an underwritten offering and the managing underwriter has advised the Payor in writing that such a registration statement would have a material adverse effect on the consummation of such offering or
(iv) the Payor is subject to an underwriter's lockup as a result of an underwritten public offering and such underwriter has refused in writing, the Payor's request to waive such lock-up. In the event of such postponement, the Payor shall be required to file the registration statement pursuant to this subsection (b), within 60 days of the consummation of the event requiring such postponement.

      The Payor will use its best efforts to maintain such registration statement or post-effective amendment current under the Act for a period of at least six months (and for up to an additional three months if requested by the Payee) from the effective date thereof. The Payor shall supply prospectuses, and such other documents as the Payee may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as such holder designates, provided that the Payor shall not be required to qualify as a foreign corporation or a dealer in securities or execute a general consent to service of process in any jurisdiction in any action.

      4. Acceleration. In the event that (i) the Payor shall default in the due and punctual payment of any installment of interest on this Debenture when and as the same shall become due and payable or (ii) the Payor shall commence a voluntary case concerning itself under any title of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or (iii) in the event of the appointment of a custodian (as defined in the Bankruptcy Code) for all or substantially all of the property of the Payor; or (iv) in the event the Payor shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to the Payor or in the event of the commencement against the Payor of any such proceeding which remains undismissed for a period of 30 days; or (v) if the Payor is adjudicated insolvent or bankrupt; or (vi) if any order of relief or other order approving any such case or proceeding is entered; or (vii) if the Payor shall allow any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 30 days; or (viii) if the Payor shall make a general assignment for the benefit of creditors; or (ix) if the Payor shall take action for the purpose of effecting any of the foregoing; (the foregoing being hereinafter collectively referred to as "Events of Default") then, in any such Event of Default and at any time thereafter while such Event of Default is continuing, the Payee may, in addition to any other rights and remedies the Payee may have hereunder or otherwise, declare this Debenture to be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

      5. Agreement of the Payee Concerning Voting. While the Payee holds any Conversion Shares, it agrees to vote such shares in the same manner and proportion as the other shareholders of the Company (e.g., if a shareholder vote on a proposal is required and, of the votes cast, 60% vote for, and 40% vote against the proposal, the Conversion Shares will be voted 60% for, and 40% against the proposal).

      6. Waivers.

      6.1 In General. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Debenture shall operate as a waiver nor as an acquiescence in any default. No single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or any exercise of any other right or remedy.

      6.2 Presentment, Etc.; Jury Trial Waived. The Payor hereby waives presentment, demand, notice of dishonor, protest and notice of protest. The Payor hereby waives all rights to a trial by jury in any litigation arising out of or in connection with this Debenture.

      6.3 Modifications. This Debenture may not be modified or discharged orally, but only in writing duly executed by the Payee and the Payor.

      7. Successors and Assigns. All the covenants, stipulations, promises and agreements in this Debenture made by the Payor shall bind its successors and assigns, whether so expressed or not.

      8. Miscellaneous.

      8.1 Headings. The headings of the various paragraphs of this Debenture are for convenience of reference only and shall in no way modify any of the terms or provisions of this Debenture.

      8.2 Governing Law. This Debenture and the obligations of the Payor and the rights of the Payee shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to instruments made and to be performed entirely within such State.

      8.3 Collection Costs. The Payor shall pay all costs and expenses incurred by the Payee to enforce its rights under this Debenture, including reasonable counsel fees and other reasonable out-of-pocket expenses.

      IN WITNESS WHEREOF, CONOLOG CORPORATION has caused this Debenture to be signed in its corporate name by a duly authorized officer and to be dated as of the day and year written below.

Dated:  ___________, 2001


                                                CONOLOG CORPORATION


                                                By: ___________________________
                                                      Marc R. Benou, President

                            FORM OF CONVERSION NOTICE


TO:  CONOLOG CORPORATION

      The undersigned owner of this Convertible Debenture hereby irrevocably exercises the option to convert this Debenture, or portion hereof (which is at least $______) below designated, into shares of Common Stock of Conolog Corporation in accordance with the terms of this Debenture and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof or its designee as indicated below.


Dated: ___________, 2001


                                        ____________________________________

                                        By:_________________________________

                                        Address:____________________________

                                        Taxpayer Identification

                                        No.:


                                        Amount to be  Converted: $______

                                                                       Exhibit A

                  CERTIFICATE OF THE DESIGNATION, PREFERENCES
                  AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER
                  SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS
                  OR RESTRICTIONS THEREOF

                                     of the

                   SERIES C PREFERRED STOCK (par value $5.00)

                                       of

                               CONOLOG CORPORATION

                           ---------------------------

                    Pursuant to Section 151(g) of the General
                    Corporation Law of the State of Delaware

                           ---------------------------

      We, the undersigned, being the Chairman and Chief Executive Officer and President, respectively, of CONOLOG CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Corporation"), do hereby certify pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, as amended, that at a meeting of the Board of Directors of the Corporation duly convened and held on ______ __, 2001, the following resolutions were duly adopted:

      RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (hereinafter called the "Board of Directors" or the "Board") by the provisions of Article FIFTH of the Certificate of Incorporation, as amended, of the Corporation, this Board of Directors hereby creates a series of Preferred Stock, par value $5.00 per share, of the Corporation to consist of 68,200 shares, which number may be increased or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions of the Board of Directors, and this Board of Directors hereby fixes the designations, rights, voting powers, preferences, and the relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series as follows:

      I. Designation. The designation of said series of Preferred Stock shall be "Series C Preferred Stock" (hereinafter called "this Series" or the "Series C Preferred Stock").

      II. Dividends. The holders of outstanding shares of the Series C Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends at the rate of eight percent (8%) per annum, and no more, payable annually in cash or shares of the Common Stock of the Corporation valued at $5.00 per share, on the ____ day of _______________ in each year, commencing ________________, 200_, to registered holders thereof on said payment date. Such dividends shall be cumulative and shall accrue (whether or not in any annual period there shall be net profits or surplus of the Corporation legally available therefor) from the annual dividend payment date next preceding the date of their issue.

      If full dividends upon the outstanding Series C Preferred Stock at the aforesaid rate shall not have been paid, or declared and set apart for payment, the amount of the deficiency shall be paid (but without interest), or declared and set apart for payment, before any sum or sums shall be set aside for or applied to the purchase or redemption of Preferred Stock of any series or the purchase, redemption or other acquisition for value of shares of any junior stock) shall be paid or declared, or any other distribution shall be ordered or made, upon shares of any junior stock. The term "junior stock" as used in this resolution with respect to the Series C Preferred Stock means the Common Stock, as well as any other class of stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends or assets.

      III. Voting. Except as otherwise required by law or this Resolution, the holders of Series C Preferred Stock shall have no voting rights and shall not be entitled to notice of any stockholders' meetings or to vote upon the election of directors or upon any question affecting the management or affairs of this Corporation.

      IV. Liquidation. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of this Corporation, whether such assets are capital or surplus of any nature, an amount equal to five dollars ($5) per share and, in addition to such amount, a further amount equal to the dividends unpaid and accumulated thereon, as provided in paragraph II of this Resolution, to the date that payment is made to the holders of Series C Preferred Stock, whether earned or declared or not, and no more, before any payment shall be made or any assets distributed to the holders of junior stock. If upon such liquidation, dissolution, or winding up, whether voluntary or involuntary, the assets thus distributable among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of this Corporation to be distributed shall be distributed ratably among the holders of Series C Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to all of the preferential rights of the holders of Series C Preferred Stock on distribution or otherwise, the holders of junior stock shall be entitled to receive, ratably, all remaining assets of this Corporation. A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be liquidation, dissolution or winding up, within the meaning of this paragraph.

      V. Redemption. The Corporation, at its election, expressed by resolution of the Board of Directors, may at any time or from time to time redeem the whole or any part of the outstanding shares of Series C Preferred Stock by paying in cash therefor five dollars ($5) per share and, in addition to the foregoing amount, an amount in cash equal to all dividends on shares of Series

C Preferred Stock unpaid and accumulated as provided in paragraph II of this Resolution, whether earned or declared or not, to and including the date fixed for redemption, such sum being hereinafter sometimes referred to as the "Redemption Price." In case of the redemption of a part of only of the outstanding shares of Series C Preferred Stock, the Corporation shall designate by lot, in such manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Less than all of the shares of Series C Preferred Stock at any time outstanding may not be redeemed until all dividends accrued and in arrears upon all shares of Series C Preferred Stock outstanding shall have been paid for all past dividend periods, and until full dividends for the then current dividend period on all shares of Series C Preferred Stock then outstanding, other than the shares to be redeemed, shall have been paid or declared and the full amount thereof set apart for payment. At least ninety (90) days' prior notice by first class mail, postage prepaid, shall be given to the holders of record of shares of Series C Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at his post office address as shown by the records of the Corporation, but failure of any holder of Series C Preferred Stock to receive any such notice, if given, shall not affect the validity of the proceedings for such redemption. On or after the date fixed for redemption and stated in such notice, each holder of shares of Series C Preferred Stock called for redemption shall surrender his certificate(s) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. In case less than all the shares represented by any such surrendered certificate(s) are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, then notwithstanding that the certificates evidencing any shares of Series C Preferred Stock so called for redemption shall not have been surrendered, all dividends with respect to the shares so called for redemption shall cease to accrue after the date fixed for redemption and all rights with respect to the shares so called for redemption shall forthwith after such date cease and terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor.

      If, on or prior to any date fixed for redemption of shares of Series C Preferred Stock, the Corporation deposits, with any bank or trust company in the City of New York, State of New York, as a trust fund, a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof if such notice shall not previously have been given by the Corporation, or to complete the giving of such notice if theretofore commenced, and to pay, on or after the date fixed for redemption or prior thereto, the Redemption Price of the shares to their respective holders upon the surrender of their share certificate(s), then from and after the date of the deposit (although prior to the date fixed for redemption), the shares so called shall (except as hereinafter provided) be deemed to be redeemed and dividends on those shares shall cease to accrue after the date fixed for redemption. The deposit shall be deemed to constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the Redemption Price of the shares, without interest, upon the surrender of their certificates therefor, and the right to surrender said shares and receive Common Stock as provided in paragraph VI of this Resolution at any time up to but not after the close of business on the fifth day prior to the date fixed for redemption of such shares. Any moneys so deposited on account of the Redemption Price of shares of Series C Preferred Stock converted subsequent to the making of such deposit shall be repaid to the Corporation forthwith upon the conversion of such shares. Any moneys so deposited which remain unclaimed by the holders of shares of Series C

Preferred Stock after the expiration of six years from the redemption date, together with any interest thereon allowed by the bank or trust company with which the deposit shall have been made, shall be paid to the Corporation.

      VI. Right to Convert into Common Stock. Holders of shares of Series C Preferred Stock shall have the right to convert their shares of Series C Preferred Stock into shares of the Common Stock of the Corporation upon the following terms and conditions:

            1. At any time prior to the fifth day prior to such date, if any, as may have been fixed for the redemption of shares of Series C Preferred Stock in any notice of redemption given as provided in paragraph V hereof, holders of shares of Series C Preferred Stock may, at their option, receive for each share of Series C Preferred Stock held one (1) fully paid and non-assessable share of the Common Stock of the Corporation upon surrender of the certificate for such shares of the Series C Preferred Stock to the Corporation at the office of the Corporation or the transfer agent for the Series C Preferred Stock. Holders of Series C Preferred Stock shall be entitled to exercise such conversion right notwithstanding that no notice of redemption shall have been given by the Corporation. The conversion ratio of one share of Series C Preferred Stock for each share of common stock as aforesaid at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Conversion Ratio." The Conversion Ratio shall be subject to adjustment from time to time in certain instances as hereinafter provided. The Corporation shall make no payment or adjustment on account of any dividends accrued on shares of Series C Preferred Stock surrendered for conversion. In case of the call for redemption of any shares of Series C Preferred Stock, such right to convert into shares of Common Stock shall terminate as to the shares of Series C Preferred Stock designated for redemption at the close of business on the fifth day preceding the day fixed for redemption, unless default is made by the Corporation in the payment of the redemption price.

            2. Before any holder of shares of Series C Preferred Stock shall be entitled to receive shares of Common Stock, he shall surrender the certificate or certificates for shares of Series C Preferred Stock, with the Conversion Form annexed thereto or other form as prescribed by the Board of Directors duly executed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock and shall state in writing therein the name and names in which he wishes the certificates for Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of Series C Preferred Stock, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled, as aforesaid, together with cash in lieu of any fraction of a share as hereinafter provided. Conversion shall be deemed to have been made as of the date of such surrender of the shares of Series C Preferred Stock, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on said date.

            3. In case the Corporation shall at any time subdivide the outstanding shares of Common Stock, or shall issue as a dividend on Common Stock such number of shares of Common Stock as shall equal five percent (5%) or more of the number of shares of Common Stock outstanding immediately prior to the issuance of such dividend, then in either of such cases, the Conversion Ratio per share of Common Stock in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased and the number of shares of Common Stock issuable hereunder shall be proportionately increased, and conversely, in case the Corporation shall at any time combine the outstanding shares of Common Stock, the Conversion Ratio in effect immediately prior to such combination shall be proportionately adjusted, and the number of shares of Common Stock issuable hereunder shall be proportionately reduced, in each case effective at the close of business on the record date of such subdivision, dividend or combination, as the case may be. For the purposes of this subparagraph 3, the date of issuance of any such dividend shall be the record date fixed by the Board of Directors of the Corporation. In the absence of a record date so fixed, the first business day during which the stock transfer books of the Corporation shall be closed for the purpose of such determination shall be deemed to be the record date.

            4. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of Series C Preferred Stock into Common Stock hereunder. If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph 4, be deliverable, the Corporation shall, in lieu of delivering the fractional share therefor, pay to the holder of such surrendered shares of Series C Preferred Stock an amount in cash equal (computed to the nearest cent) to the current market value of such fractional interest, which current market value shall be determined in such reasonable manner as may be prescribed by the Board of Directors.

            5. Whenever the Conversion Ratio is adjusted, as herein provided, the Corporation shall forthwith maintain at its office, file with the transfer agents for shares of Series C Preferred Stock and send to the holders of the Series C Preferred Stock a statement, signed by the Chairman of the Board, the President or a Vice President of the Corporation and by its Treasurer or an Assistant Treasurer, showing in detail the facts requiring such adjustment and the Conversion Ratio after such adjustment. Such transfer agent shall be under no duty or responsibility with respect to any such statement except to exhibit the same from time to time to any holder of shares of Series C Preferred Stock desiring an inspection thereof.

            6. In case of any capital reorganization or any reclassification of the capital stock of the Corporation or in case of the consolidation or merger of the Corporation with or into another corporation (other than a merger with a subsidiary in which the Corporation is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock) or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series C Preferred Stock shall thereafter be entitled, upon surrender thereof, to receive the number and kind of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation issuable upon surrender of such share of Series C Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of shares of Series C Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Ratio) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon such surrender of shares of Series C Preferred Stock.

            7. In case:

                  (1) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

                  (2) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                  (3) of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another corporation, or conveyance of all or substantially all of the assets of the Corporations to another corporation; or

                  (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, and in any such case, the Corporation shall cause to be mailed to the transfer agent for the Series C Preferred Stock, and to the holders of record of the outstanding Series C Preferred Stock, at least thirty (30) days' prior to the date hereinafter specified, a notice stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

            8. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting conversions upon surrender of Series C Preferred Stock, the full number of shares of Common Stock issuable upon the surrender of all shares of Series C Preferred Stock, from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and stockholder approval), in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at anytime the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series C Preferred Stock at the time outstanding. If shares of Common Stock of the Corporation are listed on any securities exchange and the listing thereon of the shares of such Common Stock to be reserved as aforesaid is required by the rules of said exchange as a condition precedent to the issue thereof upon conversion, the Corporation shall make application for such listing, on notice of issuance, of said shares and shall use its best efforts to effect such listing. Also, if any shares of Common Stock so to be reserved shall require registration or qualification with or approval of any governmental authority or under any

Federal or State law as a condition to the issue thereof upon conversion, the Corporation shall use its best efforts to cause such shares to be duly registered, qualified or approved, as the case may be.

            9. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series C Preferred Stock so surrendered were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

            10. Whenever reference is made in these provisions to the issue or sale of shares of Common Stock, the term "Common Stock" shall include any stock of any class of the Corporation other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

            11. All certificates for shares of Series C Preferred Stock surrendered shall be appropriately cancelled on the books of the Corporation, and the shares so surrendered represented by such certificates shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation.

      RESOLVED FURTHER, that the Chairman, Chief Executive Officer, the President or any Vice-President and the Secretary or any Assistant Secretary of this Corporation, be and they hereby are authorized and directed to prepare and file a certificate setting forth a copy of these resolutions in accordance with the provisions of the General Law of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned do hereby declare, certify and affirm, under penalties of perjury, that the facts herein stated are true, and accordingly have hereunto executed this Certificate and affixed the seal of the Corporation, this ___ day of _________, ____.


                                     _____________________________________
                                          Robert S. Benou, President
                                      Chairman & Chief Executive Officer



                                     _____________________________________
                                               Marc Benou, President


                                     [SEAL]